EX-99.B1A
Articles of Incorporation

                       DELAWARE GROUP DECATUR FUND, INC.

                            ARTICLES SUPPLEMENTARY
                                      TO
                           ARTICLES OF INCORPORATION


       Delaware Group Decatur Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

       FIRST: The Board of Directors of the Corporation has adopted resolutions taking the following actions:

       1. classifying a third class of shares of the Decatur Income Fund Series of Common Stock of the Corporation as the Decatur Income Fund B Class and reclassifying and allocating 50,000,000 shares of authorized and unissued Common Stock, par value $1.00 per share, previously classified and allocated to the Decatur Income Fund class, to the Decatur Income Fund B Class;

       2. classifying a third class of shares of the Decatur Total Return Fund Series of Common Stock of the Corporation as the Decatur Total Return B Class and reclassifying and allocating 50,000,000 shares of authorized and unissued Common Stock of the Corporation, par value $1.00 per share, previously classified and allocated to the Decatur Total Return Fund class, to the Decatur Total Return B Class; and

       SECOND: The shares of the Decatur Income Fund B Class and the Decatur Total Return B Class (each referred to herein as a "B Class") shall represent proportionate interests in the same portfolio of investments as the shares of the existing classes of Common Stock of the Decatur Income Fund (Institutional) class and the Decatur Income Fund class of the Corporation, and the Decatur Total Return Fund (Institutional) class and the Decatur Total Return Fund class of the Corporation, respectively. The shares of a B Class shall h ave the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of the Decatur Income Fund (Institutional) class and the Decatur Income Fund class, and the Decatur Total Return Fund (Institutional) class and the Decatur Total Return Fund class, respectively, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereafter set forth:

       1. The dividends and distributions of investment income and capital gains with respect to a B Class of shares of Common Stock of a Series shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to such class from the dividends and distributions of investment income and capital gains with respect to other classes of Common Stock of that Series to reflect differing allocations of the expenses of the Corporation among the classes and any resultant difference among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of each Series among its three classes of Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order, as applicable, dated November 9, 1992 (Investment Company Act of 1940 Release No. 19086) issued by the Securities and Exchange Commission, and any future order or any rule or interpretation under the Investment Company Act of 1940, as amended, that modifies or supersedes such order;

       2. Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of B Class shares shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of B Class shares, including without limitation, the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, (a "Distribution Plan") applicable to that B Class and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to the existing classes of a series or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the B Class shares.

       3. (a) Other than shares described in paragraph (3) (b) herein, each share of the Decatur Income Fund B Class and the Decatur Total Return B Class shall be converted automatically, and without any action or choice on the part of the holder thereof, into shares of, respectively, the Decatur Income Fund class and the Decatur Total Return Fund class on the Conversion Date. The term "Conversion Date" when used herein shall mean a date set forth in the prospectus of the B Class, as such prospectus may be amended from time to time, that is no later than three months after either (i) the date on which the eighth anniversary of the date of issuance of the share occurs, or (ii) any such other anniversary date as may be determined by the Board of

  Directors and set forth in the prospectus of the B Class, as such prospectus may be amended from time to time; provided that any such other anniversary date determined by the Board of Directors shall be a date that will occur prior to the anniversary date set forth in clause (i) and any such other date theretofore determined by the Board of Directors pursuant to this clause (ii); but further provided that, subject to the provisions of the next sentence, for any shares of a B Class acquired through an exchange, or through a series of exchanges, as permitted by the Corporation as provided in the prospectus of the B Class, as such prospectus may be amended from time to time, from another investment company or another series of the Corporation (an "eligible investment company"), the Conversion Date shall be the conversion date applicable to the shares of stock of the eligible investment company originally subscribed for in lieu of the Conversion Date of any stock acquired through exchange if such eligible investment company issuing the stock originally subscribed or had a conversion feature, but not later than the Conversion Date determined under (i) or (ii) above. For the purpose of calculating the holding period required for conversion, the date of issuance of a share of a B Class shall mean (i) in the case of a share of a B class obtained by the holder thereof through an original subscription to the Corporation, the date of the issuance of such share of a B Class, or (ii) in the case of a share of a B Class obtained by the holder thereof through an exchange, or through a series of exchanges, from an eligible investment company to which the holder originally subscribed.

       (b) Each share of a B Class (i) purchased through the automatic reinvestment of a dividend or distribution with respect to that B Class or the corresponding B Class of any other investment company or any other series of the Corporation issuing such class of shares or (ii) issued pursuant to an exchange privilege granted by the Corporation in an exchange or series of exchanges for shares originally purchased through the automatic reinvestment of a dividend or distribution with respect to shares of capital stock of an eligible investment company shall be segregated in a separate sub-account on the stock records of the Corporation for each of the holders of record thereof. On any Conversion Date, a number of the shares held in the separate sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder, into shares of the Decatur Income Fund class in the case of shares of the Decatur Income Fund B Class or the Decatur Total Return Fund class in the case of shares of the Decatur Total Return B Class. The number of shares in the holder's separate sub-account so converted shall (i) bear the same ratio to the total number of shares maintained in the separate sub-account on the Conversion Date (immediately prior to conversion) as the number of shares of the holder converted on the Conversion Date pursuant to paragraph (3)(a) hereof bears to the total number of B Class shares of the holder on the Conversion Date (immediately prior to conversion) after subtracting the shares then maintained in the holder's separate sub-account, or (ii) be such other number as may be calculated in such other manner as may be determined by the Board of Directors and set forth in the prospectus of the B Class, as such prospectus may be amended from time to time.

       (c) The number of shares of the Decatur Income Fund class or the Decatur Total Return Fund class, as the case may be, into which a share of a B Class is converted pursuant to paragraphs 3(a) and 3(b) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of such B Class for purposes of sales and redemption thereof on the Conversion Date by the net asset value per share of the Decatur Income Fund class or the Decatur Total Return Fund class, as the case may be, for purposes of sales and redemption thereof on the Conversion Date.

       (d) On the Conversion Date, the shares of a B Class converted into shares of Decatur Income Fund class or the Decatur Total Return Fund class, as the case may be, will no longer be deemed outstanding and the rights of the holders thereof (except the right to receive (i) the number of shares of the Decatur Income Fund class or the Decatur Total Return Fund class into which the shares of the B Class have been converted and (ii) declared but unpaid dividends to the Conversion Date or such other date set forth in the prospectus of the B Class, as such prospectus may be amended from time to time and (iii) the right to vote converting shares of the B Class held as of any record date occurring on or before the Conversion Date and theretofore set with respect to any meeting held after the Conversion Date) will cease. Certificates representing shares of the Decatur Income Fund class or the Decatur Total Return Fund class resulting from the conversion need not be issued until certificates representing shares of the relevant B Class converted, if issued, have been received by the Corporation or its agent duly endorsed for transfer.

       (e) The automatic conversion of a B Class into the Decatur Income Fund class, or the Decatur Total Return Fund class, as the case may be, as set forth in paragraphs 3(a) and 3(b) of this Article SECOND shall be suspended at any time that the Board of Directors determines (i) that there is not available a reasonably satisfactory opinion of counsel to the effect that (x) the assessment of the higher fee under the Distribution Plan with respect to the B Class does not result in the Corporation's dividends or distributions constituting a "preferential dividend" under the Internal Revenue Code of 1986, as amended, and (y) the conversion of the B Class does not constitute a taxable event under federal income tax law, or (ii) any other condition to conversion set forth in the prospectus of the B Class, as such prospectus may be amended from time to time, is not satisfied.

       (f) The automatic conversion of a B Class into the Decatur Income Fund class, or the Decatur Total Return Fund class, as the case may be, as set forth in paragraphs 3(a) and 3(b) hereof may also be suspended by action of the Board of Directors at any time that the Board of Directors determines such suspension to be appropriate in order to comply with, or satisfy the requirements of the Investment Company Act of 1940, as amended, and in effect from time to time, or any rule, regulation or order issued thereunder relating to voting by the holders of the B Class on any Distribution Plan with respect to the Decatur Income Fund class, or the Decatur Total Return Fund class, and in effect from time to time, and in connection with, or in lieu of, any such suspension, the Board of Directors may provide holders of the B Class with alternative conversion or exchange rights into other classes of stock of the Corporation in a manner consistent with the law, rule, regulation or order giving rise to the possible suspension of the conversion right.

       THIRD: The shares of the Decatur Income Fund B Class and the Decatur Total Return B Class have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

       IN WITNESS WHEREOF, Delaware Group Decatur Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 2nd day of September, 1994.

       DELAWARE GROUP DECATUR FUND, INC.


       By:/s/George M. Chamberlain, Jr.
          --------------------------------
          George M. Chamberlain, Jr.
          Senior Vice President


  ATTEST:


  /s/Eric E. Miller
  -----------------
  Eric E. Miller
  Assistant Secretary


       THE UNDERSIGNED, Senior Vice President of DELAWARE GROUP DECATUR FUND, INC., who executed on behalf of the said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles

  Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


       /s/George M. Chamberlain, Jr.
       -----------------------------
       George M. Chamberlain, Jr.
       Senior Vice President

                       DELAWARE GROUP DECATUR FUND, INC.

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION


       DELAWARE GROUP DECATUR FUND, INC., a Maryland corporation having its principal office in Baltimore City (hereinafter called the "Corporation"), certifies that:

       FIRST: The Articles of Incorporation of the Corporation are hereby amended by deleting the ninth paragraph of Article FIFTH in its entirety and inserting the following paragraph in lieu thereof:

       Subject to the aforesaid power of the Board of Directors, and giving effect to earlier supplements to these Articles of Incorporation to the extent that their provisions are not inconsistent with this paragraph, two series of shares are hereby designated and classified as: the Decatur Income Fund series and Five Hundred Fifty Million (550,000,000) shares of Common Stock (par value $1.00 per share) are hereby initially classified and allocated to such series; and the Decatur Total Return Fund series and Two Hundred Million (200,000,000) shares of Common Stock (par value $1.00 per share) are hereby initially classified and allocated to such series. Two sub-series of the Decatur Income Fund series are hereby designated and classified as: the Decatur Income Fund class, and Five Hundred Million (500,000,000) shares of Common Stock (par value $1.00 per share) are classified and allocated to such sub-series; and the Decatur Income Fund (Institutional) class, and Fifty Million (50,000,000) shares of Common Stock (par value $1.00 per share) are classified and allocated to such sub-series. Two sub-series of the Decatur Total Return Fund series are hereby designated and classified as: the Decatur Total Return Fund class, and One Hundred Fifty Million (150,000,000) shares of Common Stock (par value $1.00 per share) are classified and allocated to such sub-series; and the Decatur Total Return Fund (Institutional) class, and Fifty Million (50,000,000) shares of Common Stock (par value $1.00 per share) are classified and allocated to such sub-series.

       SECOND: (a) The total number of shares of stock which the Corporation was authorized to issue prior to the amendment was Seven Hundred Fifty Million (750,000,000) shares, with a par value of One Dollar ($1.00) per share and with an aggregate par value of Seven Hundred Fifty Million Dollars ($750,000,000). One series of shares was initially designated as the Decatur I Series and Five Hundred Fifty Million (550,000,000) shares of Common Stock (par value $1.00 per share) were initially classified and allocated to such Series, with an aggregate par value of Five Hundred Fifty Million Dollars ($550,000,000). Two classes of the Decatur I Series were classified and designated or identified as (i) the Decatur Fund I class of the Series, and Five Hundred Million (500,000,000) shares (par value $1.00 per share) of the Decatur I Series were classified and allocated to such class, with an aggregate par value of Five Hundred Million Dollars ($500,000,000) and (ii) the Decatur Fund I (Institutional) class, and Fifty Million (50,000,000) shares (par value $1.00 per share) of the Decatur I Series were classified and allocated to such class, with an aggregate par value of Fifty Million Dollars ($50,000,000). A second series of shares was initially designated as the Decatur II Series and Two Hundred Million (200,000,000) shares of Common Stock (par value $1.00 per share) were initially classified and allocated to such Series, with an aggregate par value of Two Hundred Million Dollars ($200,000,000). Two classes of the Decatur II Series were classified and designated or identified as (i) the Decatur Fund II class of the Series, and One Hundred Fifty Million (150,000,000) shares (par value $1.00 per share) of the Decatur II Series were classified and allocated to such class, with an aggregate par value of One Hundred Fifty Million Dollars ($150,000,000) and (ii) the Decatur Fund II (Institutional) class, and Fifty Million (50,000,000) shares (par value $1.00 per share) of the Decatur II Series were classified and allocated to such class, with an aggregate par value of Fifty Million Dollars ($50,000,000).

       (b) The total number of shares of stock which the Corporation is authorized to issue, following the aforesaid amendment, is Seven Hundred Fifty Million (750,000,000) shares, with a par value of One Dollar ($1.00) per share, with an aggregate par value of Seven Hundred Fifty Million Dollars ($750,000,000). One series of shares is designated as the Decatur Income Fund series and Five Hundred Fifty Million (550,000,000) shares of Common Stock (par value $1.00 per share) are classified and allocated to such series, with an aggregate par value of Five Hundred Fifty Million Dollars ($550,000,000). Two classes of the Decatur Income Fund Series have been designated as: (i) the Decatur Income Fund class, and Five Hundred (500,000,000) shares of the Common Stock (par value $1.00 per share) of the Decatur Income Fund series have been classified and allocated to the Decatur Income Fund class, with an aggregate par value of Five Hundred Million Dollars ($500,000,000); and (ii) the Decatur Income Fund (Institutional) class, and Fifty Million (50,000,000) shares of Common Stock (par value $1.00 per share) of the Decatur Income Fund series have been classified and allocated to the Decatur Income Fund (Institutional) class, with an aggregate par value of Fifty Million Dollars ($50,000,000). A second series of shares is designated as the Decatur Total Return Fund series and Two Hundred Million

  (200,000,000) shares of Common Stock (par value $1.00 per share) are classified and allocated to such series, with an aggregate par value of Two Hundred Million Dollars ($200,000.000). Two classes of the Decatur Total Return Fund series have been designated as: (i) the Decatur Total Return Fund class, and One Hundred Fifty Million (150,000,000) shares of Common Stock (par value $1.00 per share) of the Decatur Total Return Fund series have been classified and allocated to such class, with an aggregate par value of One Hundred Fifty Million Dollars ($150,000,000), and (ii) the Decatur Total Return Fund (Institutional) class, and Fifty Million (50,000,000) shares of Common Stock (par value $1.00 per share) of the Decatur Total Return Fund series have been classified and allocated to such class, with an aggregate par value of Fifty Million Dollars ($50,000,000).

       (c) The total number of shares of all classes and series of stock and the individual and aggregate par value of such shares have not been changed by this amendment.

       THIRD: The amendment was advised by the Board of Directors and approved by the stockholders.

       FOURTH: The Articles of Amendment shall become effective at 5:00 P.M. on April 29, 1994.

       THE UNDERSIGNED, Senior Vice President of DELAWARE GROUP DECATUR FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



       /s/George M. Chamberlain, Jr.
       -----------------------------
       George M. Chamberlain, Jr.
       Senior Vice President

                       DELAWARE GROUP DECATUR FUND, INC.

                            ARTICLES SUPPLEMENTARY
                                      TO
                           ARTICLES OF INCORPORATION


       Delaware Group Decatur Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

       FIRST: The Board of Directors of the Corporation has adopted resolutions classifying and designating a second class of shares of Common Stock of the Decatur I Series of the Corporation as the Decatur Fund I (Institutional) class (as distinguished from the existing class of Common Stock of the Decatur I Series, which shall herein be identified as the Decatur Fund I class) and reclassifying and reallocating Fifty Million (50,000,000) shares of authorized and unissued Common Stock, par value of One Dollar ($1.00) per share, previously allocated to the Decatur Fund I class, to the Decatur Fund I (Institutional) class.

       SECOND: The shares of the Decatur Fund I (Institutional) class shall represent proportionate interests in the same portfolio of investments as the shares of the Decatur Fund I class of the Decatur I Series of the Corporation. The shares of the Decatur Fund I (Institutional) class shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of the Decatur Fund I class, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereafter set forth:

       1. The dividends and distributions of investment income and capital gains with respect to the Decatur Fund I (Institutional) class of shares of the Decatur I Series shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to such class from the dividends and distributions of investment income and capital gains with respect to the other class of the Decatur I Series of the Corporation to reflect differing allocations of the expenses of the Corporation between the classes and any resultant difference among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Corporation among the two classes of the Decatur I Series of the Corporation shall be determined by the Board of Directors in a manner that is consistent with the orders, as applicable, dated April 10, 1987 and November 9, 1992 (Investment Company Act of 1940 Release Nos. 15675 and 19086) issued by the Securities and Exchange Commission, and any existing or future amendment to such orders or any rule or interpretation under the Investment Company Act of 1940, as amended, that modifies or supersedes such orders;

       2. Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of the Decatur Fund I (Institutional) class shares shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of the B Class shares and (ii) no voting rights with respect to the provisions of any Distributions Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, applicable to the existing class of the Decatur I Series or with regard to any other matter submitted to a vote of stockholders which does not affect holders of the Decatur Fund I (Institutional) class shares.

       THIRD: The shares of the Decatur Fund I (Institutional) class have been designated and the shares of the Decatur Fund I class of the Decatur I Series of the Corporation have been reclassified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

       IN WITNESS WHEREOF, Delaware Group Decatur Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 26th day of April, 1994.

       DELAWARE GROUP DECATUR FUND, INC.



       By:/s/George M. Chamberlain, Jr.
          -----------------------------
          George M. Chamberlain, Jr.
          Senior Vice President


  ATTEST:



  /s/Andrew L. Gangolf, III
  -------------------------
  Andrew L. Gangolf, III
  Assistant Secretary


       THE UNDERSIGNED, Senior Vice President of DELAWARE GROUP DECATUR FUND, INC., who executed on behalf of the said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



       /s/George M. Chamberlain, Jr.
       -----------------------------
       George M. Chamberlain, Jr.
       Senior Vice President

                       DELAWARE GROUP DECATUR FUND, INC.

                            ARTICLES SUPPLEMENTARY
                                      TO
                           ARTICLES OF INCORPORATION


       Delaware Group Decatur Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

       FIRST: The Board of Directors of the Corporation has adopted resolutions designating a second class of shares of Common Stock of the Decatur II Series of the Corporation as the Decatur Fund II (Institutional) class (as distinguished from the existing class of common stock of the Decatur II Series, which shall henceforth be identified as the Decatur Fund II class), reclassifying and allocating Fifty Million (50,000,000) shares of authorized and unissued Common Stock, par value of One Dollar ($1.00) per share, previously allocated to the Decatur I Series, to the Decatur Fund II (Institutional) class and reclassifying and allocating One Hundred Million (100,000,000) shares of authorized and unissued Common Stock, par value of One Dollar ($1.00) per share, previously allocated to the Decatur I Series, to the Decatur Fund II class.

       SECOND: The shares of the Decatur Fund II (Institutional) class and the Decatur Fund II class shall represent proportionate interests in the same portfolio of investments of the Decatur II Series. The shares of the Decatur Fund II (Institutional) class shall have the same rights and privileges, and shall be subject to the same limitations and priorities as the shares of the Decatur Fund II class, all as set forth in the Articles of Incorporation of the Corporation, provided that dividends paid on the shares of the Decatur Fund II (Institutional) class shall not reflect any reduction for payment of fees under the Distribution Plan of the Decatur Fund II class adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, and provided further, that the shares of the Decatur Fund II (Institutional) class shall not vote upon or with respect to any matter relating to or arising from any such Distribution Plan.

       THIRD: The shares of the Decatur Fund II (Institutional) class have been designated and the shares of the Decatur I Series of the Corporation have been reclassified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

       IN WITNESS WHEREOF, Delaware Group Decatur Fund, Inc. has caused these Articles Supplementary to be signed in its name on its behalf this 28th day of June 1993.

       DELAWARE GROUP DECATUR FUND, INC.

       By:/s/George M. Chamberlain, Jr.
          -----------------------------
          George M. Chamberlain, Jr.
          Vice President


  ATTEST:


  /s/Andrew L. Gangolf, III
  -------------------------
  Andrew L. Gangolf, III
  Assistant Secretary


       THE UNDERSIGNED, Vice President of DELAWARE GROUP DECATUR FUND, INC., who executed on behalf of the said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



       /s/George M. Chamberlain, Jr.
       -----------------------------
       George M. Chamberlain, Jr.

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                              DECATUR FUND, INC.


       DECATUR FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

       ONE: ARTICLE SECOND of the Articles of Incorporation is hereby amended in its entirety to read as follows:

       SECOND: The name of the corporation is Delaware Group Decatur Fund, Inc.
       ------

       The Corporation expressly agrees and acknowledges that the name "Delaware Group" is the sole property of Delaware Management Company, Inc. ("DMC"), that similar names are used by affiliated funds in the investment business with the permission of DMC, and that the Corporation's use of such name is with the permission of DMC. The Corporation further expressly agrees and acknowledges that its use of "Delaware Group" in its name may be terminated by DMC if the Corporation ceases to use Delaware Management Company, Inc. as its investment adviser or Delaware Distributors, Inc. ("DDI") as its principal underwriter (or to use affiliates of DMC and DDI for such purposes). The Corporation further expressly agrees and acknowledges that in such event DMC may require the Corporation to present to its shareholders, at the next annual or special meeting of the Corporation held after such request, a proposal to change the name of the Corporation to delete reference to the name "Delaware Group." The Corporation further expressly agrees and acknowledges in such event to use its best efforts to promptly comply with such request to change its name and that the Board of Directors of the Corporation shall recommend such a proposal to it shareholders. The Corporation further expressly acknowledges and agrees, upon shareholder approval of such a proposal, to make and cause to be made such filings to effect the change of name as may be necessary with the State of Maryland, the United States Securities and Exchange Commission, or other regulatory authorities.

       TWO: Pursuant to Section 2-604(b) of the Maryland General Corporation Law, the board of directors of the Corporation on April 7, 1988 duly adopted a resolution setting forth the foregoing amendment to the Articles of Incorporation, declaring said amendment to the Articles of

  Incorporation advisable and directing that it be submitted for consideration by the shareholders of the Corporation at the annual meeting to be held on June 14, 1988.

       THIRD: Notice setting forth said amendment to the Articles of Incorporation and stating that a purpose of the meeting of the shareholders would be to take action thereon was given, as required by law, to all shareholders entitled to vote thereon. The amendment to the Articles of Incorporation was approved by the shareholders of the Corporation at said meeting by the affirmative vote of a majority of all the votes entitled to be cast thereon. (Approval by a majority of all the votes entitled to be cast on the matter is authorized pursuant to the Articles of Incorporation of the Corporation.)

       FOURTH: The amendment to the Articles of Incorporation as hereinabove set forth has been duly advised by the board of directors and approved by the shareholders of the Corporation.

       FIFTH: The amendment to the Articles of Incorporation as hereinabove set forth shall be duly filed with Maryland Department of Assessments and Taxation on June 15, 1988, the effective time being 5:00 p.m. on that date.

       IN WITNESS WHEREOF, Decatur Fund, Inc., has caused these Articles of Amendment to be signed by its President and attested by its Secretary on June 14, 1988.

  Attest:   Decatur Fund, Inc.


  /s/George M. Chamberlain, Jr.               /s/John H. Durham
  -----------------------------               ----------------------
  George M. Chamberlain, Jr.                  John H. Durham
  Secretary                                   President


       THE UNDERSIGNED, President of Decatur Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


       /s/John H. Durham
       ----------------------
       John H. Durham
       President

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                              DECATUR FUND, INC.


       DECATUR FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (The "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

       ONE: The first paragraph of ARTICLE FIFTH of the Articles of Incorporation is hereby amended in its entirety to read as follows:

       FIFTH: The total number of shares which the Corporation shall have
       -----
       authority to issue is Seven Hundred Fifty Million (750,000,000) shares of stock, with a par value of One Dollar ($1.00) per share, to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of Seven Hundred Fifty Million Dollars
       ($750,000,000).

       TWO: The board of directors of the Corporation on December 18, 1986 duly adopted a resolution setting forth the foregoing amendment to the Articles of Incorporation, declaring said amendment of the Articles of Incorporation advisable and directing that it be submitted for consideration by the stockholders of the Corporation at the annual meeting to be held on April 21, 1987.

       THREE: Notice setting forth said amendment to the Articles of Incorporation and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon. The amendment to the Articles of Incorporation was approved by the stockholders of the Corporation at said meeting by the affirmative vote of a majority of all the votes entitled to be cast thereon. (Approval by a majority of all the votes entitled to be cast on the matter is authorized pursuant to the Articles of Incorporation of the Corporation.)

       FOUR: The amendment to the Articles of Incorporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.

       FIVE: (a) The total number of shares of stock which the Corporation was heretofore authorized to issue is Two Hundred Million (200,000,000) shares, with a par value of One Dollar ($1.00) per share, known and designated as Common Stock, with an aggregate par value of Two Hundred Million Dollars

  ($200,000,000).

       (b) The total number of shares of stock which the Corporation is authorized to issue is increased by this amendment to Seven Hundred Fifty Million (750,000,000) shares, with a par value of One Dollar ($1.00) per share, and of the aggregate par value of Seven Hundred Fifty Million Dollars ($750,000,000).

       IN WITNESS WHEREOF, Decatur Fund, Inc. has caused these Articles of Amendment to be signed by its President or Vice President and attested by its Secretary or Assistant Secretary on May 21, 1987.

  Attest:   DECATUR FUND, INC.



  /s/George M. Chamberlain, Jr.                   /s/William P. Brady
  -----------------------------                   -------------------------
  George M. Chamberlain, Jr.                      William P. Brady
  Secretary                                       Executive Vice President


       THE UNDERSIGNED, Executive Vice President of DECATUR FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the mattes and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



       /s/William P. Brady
       ---------------------
       William P. Brady

                              DECATUR FUND, INC.

                            ARTICLES SUPPLEMENTARY
                                      TO
                           ARTICLES OF INCORPORATION


       DECATUR FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with
  Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

       FIRST: The Board of Directors of the Corporation, at a meeting held on April 17, 1986, adopted a resolution designating a second series of common stock of the Corporation as the Decatur II Series (as distinguished from the first series of common stock of the Corporation henceforth identified as the Decatur I Series) and classified and allocated Fifty Million (50,000,000) shares of unissued common stock, with a par value of One Dollar ($1.00) per share, to the Decatur II Series.

       SECOND: The shares of Decatur I Series and the shares of Decatur II Series shall each have the rights and privileges, and shall be subject to the limitations and priorities, set forth in the Articles of Incorporation of the Corporation.

       THIRD: The shares of said Decatur II Series have been classified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.


       IN WITNESS WHEREOF, DECATUR FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf this 29th day of April, 1986.

  ATTEST:   DECATUR FUND, INC.



  /s/George M. Chamberlain, Jr.                   By:/s/John H. Durham
  -----------------------------                      --------------------
  George M. Chamberlain, Jr.                      Its: John H. Durham
  Secretary                                            President


       THE UNDERSIGNED, President of DECATUR FUND, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name and on behalf of said corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof and true in all material respects, under the penalties of perjury.

       /s/John H. Durham
       -----------------
       John H. Durham
       President

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                           DECATUR INCOME FUND, INC.


       DECATUR INCOME FUND, INC., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

       ONE: ARTICLE SECOND of the Articles of Incorporation is hereby amended in its entirety to read as follows:

       SECOND: The name of the Corporation is Decatur Fund, Inc.

       TWO: The first paragraph of ARTICLE FIFTH of the Articles of Incorporation is hereby amended in its entirety to read as follows:

       FIFTH: The total number of shares which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares of stock, with a par value of One Dollar ($1.00) per share, to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of Two Hundred Million Dollars ($200,000,000).

       THREE: The Board of Directors of the Corporation on January 16, 1986 duly adopted resolutions setting forth the foregoing amendments to ARTICLE SECOND and ARTICLE FIFTH of the Articles of Incorporation, declaring said amendments of the Articles of Incorporation advisable and directing that they be submitted for consideration by the stockholders of the Corporation at the annual meeting to be held on April 15, 1986.

       FOUR: Notice setting forth a summary of the changes to be effected by said amendments to ARTICLE SECOND and ARTICLE FIFTH and stating that a purpose of the annual meeting of the stockholders would be to take action on said amendments was given, as required by law, to all stockholders entitled to vote thereon. The amendments to the Articles of Incorporation were approved by the stockholders of the Corporation at said meeting by the affirmative vote of a majority of all the votes entitled to be cast thereon. (Approval by a majority of all the votes entitled to be cast on said matter is authorized pursuant to the Articles of Incorporation of the Corporation.)

       FIVE: Each of said amendments to the Articles of Incorporation as hereinabove set forth has been declared advisable by the Board of Directors and approved by the stockholders of the Corporation.

       SIX: (a) The total number of shares of stock which the Corporation was heretofore authorized to issue is One Hundred Million (100,000,000) shares, with a par value of One Dollar ($1.00) per share, known and designated as Common Stock, with an aggregate par value of One Hundred Million Dollars ($100,000,000).

       (b) The total number of shares of stock which the Corporation is authorized to issue is increased by this amendment to Two Hundred Million (200,000,000) shares, with a par value of One Dollar ($1.00) per share, and of the aggregate par value of Two Hundred Million Dollars ($200,000,000).

       IN WITNESS WHEREOF, DECATUR INCOME FUND, INC. has caused these Articles of Amendment to be signed by its president or vice president and attested to by its secretary or assistant secretary on April 28, 1986.

       DECATUR INCOME FUND, INC.



       By:/s/John H. Durham
          ----------------------
          John H. Durham
          President

  ATTEST:



  /s/George M. Chamberlain, Jr.
  -----------------------------
  George M. Chamberlain, Jr.
  Secretary


       THE UNDERSIGNED, President of DECATUR INCOME FUND, INC. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


       /s/John H. Durham
       -----------------------------
       John H. Durham
       President

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                           DECATUR INCOME FUND, INC.


       DECATUR INCOME FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

       ONE: ARTICLE ELEVENTH of the Articles of Incorporation is hereby amended in its entirety to read as follows:

       ELEVENTH: Subject to the Investment Company Act of 1940, as amended, each of the following actions, to the extent required to be approved by the shareholders under the Maryland General Corporation Law, shall be approved by a majority of all votes entitled to be cast on the matter:

       (i) Amendment or amendment and restatement of the Articles;

       (ii) Reduction of stated capital;

       (iii) Consolidation, merger, share exchange or transfer of assets;

       (iv) Distribution in partial liquidation; or

       (v) Voluntary dissolution.

       TWO: The board of directors of the Corporation on February 21, 1985 duly adopted a resolution setting forth the foregoing amendment to the Articles of Incorporation, declaring said amendment of the Articles of Incorporation advisable and directing that it be submitted for consideration by the stockholders of the Corporation at the annual meeting to be held on April 16, 1985.

       THIRD: Notice setting forth said amendment to the Articles of Incorporation and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon. The amendment to the Articles of Incorporation was approved by the stockholders of the Corporation at said meeting by the affirmative vote of a majority of all the votes entitled to be cast thereon. (Approval by a majority of all of the votes entitled to be cast on the matter is authorized pursuant to the Articles of Incorporation of the Corporation.)


       FOURTH: The amendment to the Articles of Incorporation hereinabove set forth has been duly advised by the board of directors and approved by stockholders of the Corporation.

       IN WITNESS WHEREOF, Decatur Income Fund, Inc. has caused these Articles of Amendment to be signed by its President or Vice President and attested by its Secretary or Assistant Secretary on April 26, 1985.

  Attest:   DECATUR INCOME FUND, INC.



  /s/Donald M. Allen                    By:/s/William P. Brady
  --------------------                     ------------------------
  Donald M. Allen                          William P. Brady
  Secretary                                Executive Vice President


       THE UNDERSIGNED, Executive Vice President of DECATUR INCOME FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



       /s/William P. Brady
       ------------------------------
       William P. Brady

                       AGREEMENT AND ARTICLES OF MERGER
                       --------------------------------


       AGREEMENT AND ARTICLES OF MERGER, dated as of the 4th day of March, 1983 (hereinafter referred to as the "Agreement"), by and between DECATUR INCOME FUND, INC., a Maryland Corporation (hereinafter referred to as "Maryland Corporation" or the "Surviving Corporation"), and DECATUR INCOME FIND, INC., a Delaware Corporation (hereinafter referred to as "Delaware Corporation"), said corporations being hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                  BACKGROUND
                                  ----------

       Maryland Corporation is a corporation duly organized and existing under the laws of the State of Maryland, having been incorporated on March 4, 1983 under the General Corporation Law of the state of Maryland, and has authorized capital stock consisting of 100,000,000 common shares, par value $1.00 per share, with an aggregate par value of $100,000,000.

       Delaware Corporation is a corporation duly organized and existing under the laws of the State of Delaware, having been incorporated on March 6, 1956 under the General Corporation Law of the State of Delaware, and has authorized capital stock consisting of 100,000,000 shares of common stock, par value $1.00 per share, with an aggregate par value of $100,000,000.

       The principal office of Maryland Corporation in the State of Maryland is located in Baltimore City. Delaware Corporation has no principal office in the State of Maryland and is not registered or qualified to do business in the State of Maryland. Delaware Corporation does not possess any interest in real property situated in the state of Maryland, the title to which could be affected by recording an instrument in the Maryland land records.

       The Boards of Directors of each of the Constituent Corporations have adopted this Agreement as a Plan of Reorganization intended to qualify as such under the provisions of Section 368(a)(1)(F) of the Internal Revenue Code of 1954, as amended.

       The Board of Directors of Maryland Corporation and the Board of Directors of Delaware Corporation have, by resolutions duly adopted, approved this Agreement and merger of the Delaware Corporation into Maryland Corporation as being advisable and in the best interests of their respective corporations and stockholders, and have directed the submission of this Agreement to their respective stockholders.

       NOW THEREFORE, in consideration of the premises and mutual covenants and conditions hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I
                                   ---------

       1.1 Delaware Corporation and Maryland Corporation agree that Delaware Corporation shall be merged into Maryland Corporation (hereinafter the "Merger"). Maryland Corporation shall be the Surviving Corporation and shall be governed by the laws of the State of Maryland. The terms and conditions of the Merger and the mode of carrying the same into effect are as herein set forth in this Agreement.

       1.2 The Articles of Incorporation of Maryland Corporation as they shall exist on the Effective Date of the Merger (as hereinafter defined) shall constitute the Articles of Incorporation of the Surviving Corporation.

       1.3 The By-laws of Maryland Corporation as they exist on the Effective Date of the Merger shall constitute the By-laws of the Surviving Corporation.

       1.4 The Directors of Delaware Corporation on the Effective Date of the Merger shall constitute the Board of Directors of the Surviving Corporation and shall hold office until their terms expire at the annual meeting of stockholders of the Surviving Corporation in 1984, and until their successors are elected and shall qualify.

       1.5 Arthur Young & Company shall continue as auditors to report upon the financial condition of the Surviving Corporation for the fiscal year ending November 30, 1983 provided the appointment of Arthur Young & Company for the Delaware Corporation is approved by the stockholders of Delaware Corporation.

                                  ARTICLE II
                                  ----------

       2.1 The manner and basis of converting the issued and outstanding shares of the common stock of Delaware Corporation into the shares of common stock of the Maryland Corporation shall be as follows:

       Each share or fraction thereof of common stock of Delaware Corporation issued and outstanding on the Effective Date of the Merger (excluding any Treasury shares of Delaware Corporation which shares shall cease to exist) shall thereupon be converted into an equal number of whole and fractional shares of common stock of Maryland Corporation and each certificate representing shares of Delaware Corporation shall represent the same number of shares of Maryland Corporation. Each holder of a Delaware Corporation stock certificate representing shares of Maryland Corporation shall at any time thereafter have the right to surrender the same to Maryland Corporation and to receive in exchange a certificate representing equal number of shares of common stock of Maryland Corporation.

       2.2 Each of the shares of Maryland Corporation common stock outstanding on the Effective Date of the Merger shall be retired and restored to the status of authorized but unissued.

                                  ARTICLE III
                                  -----------

       3.1 The Merger shall become effective when, subject to the terms and conditions hereof, the following actions shall have in all respects been completed:

       (i) this Agreement shall have been adopted by the stockholders of Maryland Corporation and Delaware Corporation in accordance with the requirements of the laws of the States of Maryland and Delaware, respectively, which adoption shall have been certified hereon by the Secretary or an Assistant Secretary of Delaware Corporation, and

       (ii) this Agreement, certified as aforesaid, shall have been executed, acknowledged and filed in accordance with the requirements of the laws of the States of Maryland and Delaware.

       The date and time when the Merger shall become effective as aforesaid is herein referred to as the "Effective Date of the Merger." As soon as practicable after the Effective Date of the Merger, the Surviving Corporation shall, pursuant to section 103(c)(5) of the General Corporation Law of the State of Delaware, cause a copy of this Agreement, certified by the Secretary of State of the State of Delaware, to be recorded in the Office of the Recorder of the County of New Castle, Delaware.

       3.2 On the Effective Date of the Merger, the separate existence of Delaware Corporation shall cease, except to the extent, if any, continued by statute. All the assets, rights, privileges, powers and franchises of Delaware Corporation and all debts due on whatever account to it, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and all such assets, rights, privileges, powers and franchises, and all and every other interest of Delaware Corporation shall be thereafter as effectually the property of the Surviving Corporation as they were of Delaware Corporation; and the title to and interest in any real estate vested by deed, lease or otherwise, unto either of the Constituent Corporations, shall not revert or be in any way impaired. The Surviving Corporation shall be responsible for all the liabilities and obligations of Delaware Corporation, but the liabilities of the Constituent Corporations or of their stockholders, directors, or officers shall not be affected by the Merger, nor shall the right of the creditors thereof or any persons dealing with such corporations, or any liens upon the property of such corporations, be impaired by the Merger, and any claim existing or action or proceeding pending by or against either of such corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be proceeded against or substituted in place of Delaware Corporation. Except as otherwise specifically set forth in this Agreement, the identity, existence, purposes, powers, franchise, rights, immunities and liabilities of Maryland Corporation shall continue unaffected and unimpaired by the Merger.

       3.3 All corporate acts, plans, policies, resolutions, approvals, and authorizations of the stockholders, Board of Directors, committees of the Board of Directors and agents of Delaware Corporation, which were effective immediately prior to the Effective Date of the Merger shall be taken for all purposes as the acts, plans, policies, resolutions, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Delaware Corporation.

       3.4 Prior to the Effective Date of the Merger the Constituent Corporations shall take such action as shall be necessary or appropriate in order to effect the Merger. In case at any time after the Effective Date of the Merger the Surviving Corporation shall determine that any further conveyance, assignment or other documents or any further action is necessary or desirable to vest in or confirm to the Surviving Corporation full title to all the properties, assets, rights, privileges, and franchises of the Constituent Corporations, the officers and directors of the Constituent Corporations, at the expense of the Surviving Corporation, shall execute and deliver all such instruments and take all such action as the Surviving Corporation may determine to be necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all such cash and securities and other properties, assets, rights, privileges and franchises, and otherwise to carry out the purpose of this Agreement.

       3.5 The Surviving Corporation hereby (1) agrees that it may be served with process in the State of Delaware in any proceeding for the enforcement of any obligation of Delaware Corporation as well as for the enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, (2) irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings, and (3) specifies the following as the address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware: Donald M. Allen, Corporate Vice President and Secretary, Decatur Income Fund, Inc., Ten Penn Center Plaza, Philadelphia, PA 19103.

                                  ARTICLE IV
                                  ----------

       4.1 Each of the Constituent Corporations represents and warrants to the other that:

       (a) Such corporation is duly organized and existing in good standing under the laws of its jurisdiction of incorporation.

       (b) It has full power and authority to carry on its business as it is presently being conducted and to enter into the Merger.

       (c) There is no suit, action or legal or administrative proceeding pending, or to its knowledge threatened, against it which, if adversely determined, might materially and adversely affect its financial condition or the conduct of its business.

       (d) At the Effective Date of the Merger, consummation of the transactions contemplated hereby will not result in the breach of or constitute a default under any agreement or instrument by which it is bound.

       (e) All of its presently outstanding shares are validly issued, fully paid and non-assessable.

       (f) Immediately prior to the Effective Date of the Merger such corporation will have valid and unencumbered title to its cash, securities, and other assets, if any.

                                   ARTICLE V
                                   ---------

       5.1 The obligations of each of the Constituent Corporations to consummate the Merger shall be subject to the following conditions:

       (a) The representations and warranties of the other corporation contained herein shall be true as of and at the Effective Date of the Merger with the same effect as though made at such date and such other Constituent Corporation shall have performed all obligations required by this Agreement to be performed by it prior to the Effective Date;


       (b) Such authority and orders from the Securities and

  Exchange Commission (the "Commission") and state securities commissions as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received;

       (c) One or more post-effective amendments to the Delaware Corporation's Registration Statement on Form N-1 under the Securities Act of 1933 and the Investment Company Act of 1940, containing (i) such amendments to such Registration Statement as are determined by the Maryland Corporation to be necessary and appropriate as a result of the Merger, and (ii) the adoption by the Maryland Corporation as its own of such Registration Statement, as so amended, shall have been filed with the Commission, and such post-effective amendment or amendments to the Registration Statement shall have become effective, and no stop-order suspending the effectiveness of the Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or threatened by the Commission (other than any such stop-order, proceeding or threatened proceeding which shall have been withdrawn or terminated);

       (d) Confirmation shall have been received from the Commission or the staff thereof that the Maryland Corporation shall, effective upon or before the Effective Date of the Merger, be duly registered as a diversified, open-end management investment company under the Investment Company Act of 1940, as amended;

       (e) Each party shall have received an opinion of Stradley, Ronon, Stevens & Young, Philadelphia, Pennsylvania, to the effect that the Merger contemplated by this Agreement qualifies as a "reorganization" under Section 368(a)(1)(F) of the Internal Revenue Code of 1954, as amended, and as such no gain or loss will be recognized by either Constituent Corporation or to the stockholders thereof;

       (f) Each party shall have received an opinion from Stradley, Ronon, Stevens & Young in form and substance satisfactory to it, relating to its authority to engage in the transactions contemplated hereby and to the effect
  (i) that this Agreement has been duly authorized, executed and delivered by the Constituent Corporations and constitutes a legal, valid and binding agreement of each such party in accordance with its terms; (ii) the shares of common stock of the Maryland Corporation to be issued pursuant to the terms of this Agreement, have been duly authorized and, when issued and delivered as provided in this Agreement, will have been validly issued and fully paid and will be nonassessable; (iii) the Maryland Corporation is duly organized and validly existing under the laws of the State of Maryland.

       (g) The shares of common stock of the Maryland Corporation shall have been duly qualified for offering to the public in those states of the United States and jurisdictions in which they are presently qualified, so as to permit the transfers contemplated by this Agreement to be consummated;

       (h) The holders of at least a majority of the outstanding shares of common stock of Delaware Corporation and of Maryland Corporation shall have each voted in favor of the adoption of this Agreement and the Merger at an annual or special meeting or any adjournment thereof.

                                  ARTICLE VI
                                  ----------

       Each of the Constituent Corporations agree that each shall bear such expenses as have been incurred by it in connection with the Merger.

                                  ARTICLE VII
                                  -----------

       7.1 Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger abandoned at any time (whether before or after adoption hereof by the stockholders of the Constituent Corporations) prior to the Effective Date of the Merger:

       (a) by mutual consent of the Constituent Corporations;

       or

       (b) by either of the Constituent Corporations if any condition set forth in Article V hereof has not been fulfilled or waived by it.

       7.2 An election by a Constituent Corporation to terminate this Agreement and abandon the Merger shall be exercised by its Board of Directors.

       7.3 At any time prior to the filing of this Agreement, any of the terms or conditions of this Agreement may be waived by the Constituent Corporation entitled to the benefit thereof by action taken by its Board of Directors or its President if, in the judgment of the Board of Directors or President taking such action, such waiver will not have a material adverse effect on the benefits intended under this Agreement to the stockholders of the Constituent Corporation on behalf of which such action is taken.

                                 ARTICLE VIII
                                 ------------

       The respective representations and warranties of the Constituent Corporations contained in Article IV hereof shall expire with, and be terminated by, the Merger and neither the respective Constituent Corporations nor any of their directors or officers shall be under any liability with respect to any such representations or warranties after the Effective Date of the Merger. This provision shall not protect any director or officer of either of the Constituent Corporations against any liability to such corporation or to its stockholders to which he would otherwise be subject.

                                  ARTICLE IX
                                  ----------

       9.1 This Agreement constitutes the entire agreement between the parties and there are no agreements, understandings, restrictions or warranties between the parties other than those set forth herein or herein provided for.

       9.2 This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original but all of such counterparts together shall constitute but one instrument.

       IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement and Articles of Merger to be executed on its behalf by its President and its corporate seal to be affixed thereto and attested by its Secretary all as of the day and year first above written.

  Attest:   DECATUR INCOME FUND,INC.,
          a Maryland Corporation



  /s/Donald M. Allen                         By:/s/John H. Durham
  ------------------                            -----------------
  Donald M. Allen                               John H. Durham
  Secretary                                     President


  Attest:   DECATUR INCOME FUND,INC.,
         a Delaware Corporation




  /s/Donald M. Allen     By:/s/John H.Durham
  ------------------        ----------------
  Donald M. Allen           John H. Durham
  Secretary                 President

                           CERTIFICATION OF ADOPTION
                                      OF
                       AGREEMENT AND ARTICLES OF MERGER
                       --------------------------------


       The undersigned hereby certify that the terms and conditions of the merger as set forth in the foregoing Agreement and Articles of Merger were advised, authorized and approved by each of the constituent corporations in the manner and by the vote required by its charter and the laws of the state where it is organized, to wit, by the Board of Directors and stockholders of Delaware Corporation and Maryland Corporation.

  Attest:   DECATUR INCOME FUND,INC.,
       a Maryland Corporation



  /s/Donald M. Allen                    By:/s/John H. Durham
  ------------------                       -----------------
  Donald M. Allen                          John H. Durham
  Secretary                                President


  Attest:   DECATUR INCOME FUND,INC.,
       a Delaware Corporation



  /s/Donald M. Allen                    By:/s/John H. Durham
  ------------------                       -----------------
  Donald M. Allen                          John H. Durham
  Secretary                                President


       THE UNDERSIGNED, President of DECATUR INCOME FUND, INC., a Maryland corporation, who executed on behalf of said corporation the foregoing Agreement and Articles of Merger and the Certification of Adoption of Agreement and Articles of Merger, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Agreement and Articles of Merger and Certificate of Adoption of Agreement and Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects, under the penalties of perjury.



       /s/John H. Durham
       -----------------
       John H. Durham

       THE UNDERSIGNED, President of DECATUR INCOME FUND, INC., a Delaware corporation, who executed on behalf of said corporation the foregoing Agreement and Articles of Merger and the Certification of Adoption of Agreement and Articles of Merger, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Agreement and Articles of Merger and Certificate of Adoption of Agreement and Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



       /s/John H. Durham
       -----------------
       John H. Durham


       I, DONALD M. ALLEN, Secretary of DECATUR INCOME FUND, INC., a Delaware corporation, hereby certify that a majority of the outstanding shares of capital stock of said corporation entitled to vote hereon voted for the adoption of this Agreement and Articles of Merger.



       /s/Donald M. Allen
       ------------------
       Donald M. Allen

                              ARTICLES OF MERGER
                                    MERGING
                     DECATUR INCOME FUND, INC. (DEL.CORP)
                                     INTO
                     DECATUR INCOME FUND, INC. (MD. CORP)


       Survivor approved and received for record by the State Department of Assessment and Taxation of Maryland April 29, 1983 at 4:30 o'clock P.M.. as in conformity with law and ordered recorded.

                               ________________

       Recorded in Liber /s/ 2589, folio /s/ 02558, one of the Charter Records of the State Department of Assessments and Taxation of Maryland.

                               ________________

       Bonus tax paid $_____ Recording fee paid $ 32.00 Special Fee paid $___
                                                  -----

                               ________________

       To the clerk of the Circuit Court of Baltimore City

       IT IS HEREBY CERTIFIED, that the within instrument, together will all indorsements thereon, has been received, approved and recorded by the State Department of Assessments and taxation of Maryland.

       AS WITNESS my hand and seal of the said Department of Baltimore.


       ______________________________

                           ARTICLES OF INCORPORATION

                                      OF

                           DECATUR INCOME FUND, INC.


       FIRST: The undersigned, George M. Chamberlain, Jr. whose post office
       -----
  address is Ten Penn Center Plaza, Philadelphia, Pennsylvania 19103, and being at least eighteen years of age, does hereby cause to be filed these Articles of Incorporation for the purpose of forming a corporation under the General Corporation Law of the State of Maryland.

       SECOND: The name of the corporation is Decatur Income Fund, Inc.
       ------

       THIRD: The nature of the business, objects and purposes proposed to be
       -----
  transacted, promoted and carried on by the corporation is to do any and all of the things herein set forth, as fully and to the same extent as natural persons might or could do, and in part of the world, viz:

       1. To purchase, become interested in, receive, own, hold, invest and reinvest in, sell, negotiate, exchange, transfer, assign, mortgage, pledge, turn to account, realize upon, and otherwise acquire and dispose of securities of every kind, character and description, issued or created by, or secured upon the property, income or revenues of individuals, associations, public and private corporations, the United States of America, its agencies and instrumentalities, or any territory, state, county, city, town, district or other political sub-division, or any foreign government or any political sub-division thereof; and to acquire or become interested in any such securities by original subscription, underwriting, participation in syndicates, purchase, exchange, or otherwise. The term "securities", whenever used herein, shall, consistent with the context, and without limiting the generality of the foregoing, include shares of stock (preferred, common and debenture), scrip, purchase or subscription warrants or other rights, voting trust certificates, certificates of interest or participation in any profit sharing agreement, pre-organization certificates or subscriptions, fractional or undivided interests in oil, gas or other mineral rights, investment contracts, evidences or interest, ownership, or indebtedness, call or time loans, notes, acceptances, bills of exchange, commercial paper, choses in action; bonds, debentures, mortgages, collateral trust certificates, and in general any interests or instruments commonly known as securities, or any certificate of interest or participation in, any temporary or interim certificate for, or receipt for, any of the foregoing, and any securities, negotiable or non-negotiable, secured unsecured, and however described.

       2. To exercise all rights, powers and privileges with reference to or incident to ownership, use and enjoyment of any of such securities, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities, or designed to accomplish any such purpose.

       3. To purchase or otherwise acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge or otherwise dispose of, property of all kinds, including, but without limitation, specie, money, and foreign exchange, to the extent permitted by law, except that the corporation shall not purchase, own, or sell commodities or future contracts for the delivery of commodities.

       4. To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, build, erect, construct, alter and maintain buildings, structures, and other improvements on real property for its own use for business offices exclusively and may acquire real estate as a result of the foreclosure of mortgages securing the payment of securities then owned by the corporation, or as a result of any reorganization or other readjustment in connection with any securities then owned by the corporation, or otherwise for the purpose of the proper administration of the investments of the corporation in securities. Nothing contained in this paragraph shall be construed to restrict the power of the corporation, subject to all other restrictions and limitations contained in these Articles of Incorporation, to invest in securities, as defined in paragraph 1 of Article Third of these Articles of Incorporation, whether or not any such security shall be deemed to be an interest in real estate.

       5. To borrow or raise moneys for any of the purposes of the corporation, and from time to time, to draw, make, accept, endorse, execute and issue bonds, debentures, notes, drafts, acceptances, bills of exchange, warrants and other negotiable or non-negotiable instruments and evidences of indebtedness and other securities; and to secure the payment thereof and of the interest thereon by mortgage upon or pledge of, or by conveyance or assignment in trust of, the whole or any part of the property and franchises of the corporation, real, personal, and mixed, tangible or intangible, and wheresoever situate, whether at the time owned or thereafter acquired, and to issue, sell, negotiate, pledge, or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

  The corporation shall not voluntarily incur an aggregate amount of indebtedness at any time exceeding 25% of the total appraised value of all the property and assets of the corporation, excepting that, in the event of an emergency and by affirmative vote of not less than two-thirds in number of all directors of the corporation, the Board of Directors may authorize the corporation voluntarily to incur for a period not exceeding one year, an aggregate amount of indebtedness exceeding 25%, but not exceeding 40%, of the total appraised value of all the property and assets of the corporation.

       6. To acquire all or any part of the good will, rights, property, and business of any individual, association or corporation; to pay for the same in cash or in shares of stock, bonds, notes or other obligations of the corporation, or otherwise. To hold, utilize, operate, reorganize, liquidate, and in any manner dispose of the whole or any part of the good will, rights, property and business so acquired; to assume in connection therewith the whole or any part of the liabilities and obligations of any such person, association or corporation; and to conduct in any lawful manner the whole or any part of the business thus acquired.

       7. To enter into, make, perform and carry out contracts and undertakings of every kind for any lawful purpose, without limit as to amount, with any individual, association or corporation.

       8. To purchase, sell and transfer, re-acquire, hold, trade and deal in, the bonds, debentures and other securities of the corporation, from time to time, to such extent and in such manner and upon such terms as the Board of Directors shall, consistent with the provisions of these Articles Incorporation, determine; and to purchase and re-acquire, from time to time, the shares of its own capital stock; provided, however, that the corporation shall not have power to trade or deal in the shares of its own Common Stock.

       9. To conduct its business and maintain offices both within and without the State of Maryland, and in all other states and territories and the District of Columbia, in all dependencies, colonies or possessions of the United States and any foreign countries and places, and to purchase or otherwise acquire, hold, posses, convey, transfer or otherwise dispose of real and personal property in all thereof to the extent that the same may be permissible under their respective laws.

       10. To carry out all or any part of the foregoing objects and purposes, and to exercise any and all of the foregoing rights and powers, and to do any and all of the foregoing acts and things, as principal, factor, agent, contractor or otherwise, either alone or through or in conjunction with, or jointly with, any individual, association or corporation.

       11. In general to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of the State of Maryland upon corporations formed under the General Corporation Law thereof.

       The foregoing clauses shall each be construed as purposes, objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific purposes, objects and powers shall not be held to limit or restrict in any manner the powers of the corporation, and that they are in furtherance of, and in addition to, and not in limitation of, the general powers conferred upon the corporation by the laws of the State of Maryland or otherwise; nor shall the enumeration of one thing be deemed to exclude another, although it be of like nature, not expressed.

       It is the intention that the purpose, objects and powers specified in this Article Third, and all subdivisions thereof, shall, except as otherwise expressly provided, in no wise be limited or restricted by reference to or inference from the terms of any other clause or subdivision of this Article Third, and that each of the purposes, objects and powers specified in this Article Third shall be regarded as independent purposes, objects and powers.

       FOURTH: The post office address of the principal office of the
       ------
  corporation in the State of Maryland is:

  c/o The Corporation Trust, Incorporated
  32 South Street
  Baltimore, Maryland  21202

       The name and post office address of the initial resident agent of the corporation in the State of Maryland is:

  The Corporation Trust, Incorporated
  32 South Street
  Baltimore, Maryland  21202

       FIFTH: The total number of shares of stock which the Corporation shall
       -----
  have authority to issue is One Hundred Million (100,000,000) shares of stock, with a par value of One Dollar ($1.00) per share, to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of One Hundred Million Dollars ($100,000,000).

       The Board of Directors of the corporation shall have the power to issue shares in one or more series which together with the issued shares of stock of the corporation shall have such designations as the Board may determine and (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board may determine (or in the absence of contrary determination, such as set forth herein). At any time when there are no shares outstanding or subscribed or a particular series previously established and designated by the Board of Directors, the series may be liquidated by similar means. If the Board so determines, one or more series of stock may be treated for all purposes other than dividends as if all shares of such series were shares of one series. The dividends payable to the holders of any series (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) shall be determined by the Board and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Board. Except as otherwise provided herein, all references in these Articles of Incorporation to Common Stock or series of stock shall apply without discrimination to the shares of each series of stock.

       The holders of each share of stock of the corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the series then standing in his or her name in the books of the corporation. On any matter submitted to a vote of shareholders, all shares of the corporation then issued and outstanding and entitled to vote, irrespective of the series, shall be voted in the aggregate and not by series, shall be voted in the aggregate and not by series except
  (1) when otherwise expressly provided by the Maryland General Corporation Law, or (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by individual series; and (3) when the matter does not affect any interest of a particular series, then only shareholders of the affected series shall be entitled to vote thereon.

       Each series of stock of the corporation shall have the following powers, preferences and participating, voting, or other special rights and the qualifications, restrictions, and limitations thereof shall be as follows:

       1. All consideration received by the corporation for the issue or sale of stock of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of shares of stock with respect to which such assets, payments or funds were received by the corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the corporation. Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such series.

       2. The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all series of stock; provided, such dividends or distributions on shares of any series of stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such series.

       3. The Board of Directors shall have the power in its discretion to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gain distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the corporation to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder, and to avoid liability for the corporation for Federal income tax in respect of that year and to make other appropriate adjustments in connection therewith.

       4. In the event of the liquidation of dissolution of the corporation, shareholders of each series shall be entitled to receive, as a series, out of the assets of the corporation available for distribution to shareholders, but other than general assets not belonging to any particular series of stock, the assets belonging to such series, and the assets so distributable to the shareholders of any series shall be distributed among such shareholders in proportion to the number of shares of such series held by them and recorded on the books of the corporation. In the event that there are any general assets not belonging to any particular series of stock and available for distribution, such distribution shall be made to the holders of stock of all series in proportion to the asset value of the respective series determined as hereinafter provided.

       5. The assets belonging to any series of stock shall be charged with the liabilities in respect to such series, and shall also be charged with its share of the general liabilities of the corporation, in proportion to the asset value of the respective series determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given series, and as to whether the same or general assets of the corporation are allocable to one or more series.

       The Board of Directors may provide for a holder of any series of stock of the corporation, who surrenders his certificate in good form for transfer to the corporation or, if the shares in question are not represented by certificates, who delivers to the corporation a written request in good order signed by the shareholder, to convert the shares in question on such basis as the Board may provide, into shares of stock of any other series of the corporation.

       The net asset value per share of a series of the corporation's common stock shall be determined in accordance with the Investment Company Act of 1940, as amended, and with generally accepted accounting principles, by adding the market or appraised value of all securities, cash and other assets of the corporation pertaining to that series, subtracting the liabilities determined by the Board of Directors to be applicable to that series, allocating any general assets and general liabilities to that series, and dividing the net result by the number of shares of that series outstanding. Securities and other investments and assets will be valued at fair value as determined in good faith by the Board of Directors.

       The holders of the shares of Common Stock of the corporation shall have no preemptive rights to subscribe to further or additional shares of its Common Stock.

       Without action or consent of the stockholder's of the corporation, the Board of Directors shall have authority, subject to the provisions of these Articles of Incorporation, to issue shares of Common Stock of the Corporation, from time to time, for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors.

       SIXTH: The number of directors of the Corporation shall be three, or such
       -----
  other number as may from time to time be fixed by the By-Laws of the corporation or pursuant to authorization contained in such By-Laws, but the number of directors shall never be less than three; provided, notwithstanding anything herein to the contrary, the board of directors shall initially consist of one director. The name of the director who shall act as such until successors are duly chosen and qualify is: James P. Schellenger.

       SEVENTH: The corporation is to have perpetual existence.
       -------

       EIGHTH: The private property of the stockholders shall not be liable for
       ------
  the payment of corporate debts to any extent whatever.

       NINTH: In furtherance, and not in limitation of the powers conferred by
       -----
  statute, the Board of Directors of the corporation is expressly authorized:

       1. To make, alter and amend the By-Laws of the corporation, to fix the amount to be reserved as working capital over and above its capital stock paid in, and to authorize and cause to be executed mortgages and liens upon the real personal property of the corporation.

       2. By resolution or resolutions passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent permitted in such resolution or resolutions, or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have the power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be provided for in the By-Laws of the corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

       3. Pursuant to the affirmative vote of the holders of at least a majority of the shares of the capital stock of the corporation issued and outstanding, given at a meeting of the stockholders duly called for that purpose, or when authorized by the written consent of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding, the Board of Directors shall have power and authority at any meeting to authorize the sale, lease or exchange of all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as the Board of Directors may deem expedient and for the best interests of the corporation.

       4. The corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

       5. The Board of Directors shall have power generally to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the statutes of the State of Maryland and of these Articles of Incorporation, including any amendments thereof, and of the By-Laws of the corporation.

       TENTH: The following provisions are inserted for the management of the
       -----
  business and for the conduct of the affairs of the corporation:

       1. The Board of Directors shall have power to fix an initial offering price which will yield to the corporation not less than the par value thereof, at which the shares of the Common Stock of the corporation shall be offered for sale, and to determine from time to time thereafter the offering price which will yield to the corporation not less than the par value thereof, of the shares of its Common Stock; provided, however, that no shares of the Common Stock of the corporation shall be issued or sold for a consideration which shall be less than the liquidation value of such shares, determined as hereinafter provided, as of the close of business on the business day preceding the business day on which such shares are sold, except in the case of shares of such Common Stock issued in payment of a dividend properly declared and payable.

       The liquidation value of the property and assets of the corporation shall be determined by or under the direction of the Board of Directors of the corporation, as of the close of business on each business day, by deducting from the total appraised value of all of the property and assets of the corporation, determined in the manner hereinafter provided, all debts, obligations and liabilities of the corporation (including, but without limitation of the generality of any of the foregoing, any or all debts, obligations, liabilities or claims of any and every kind and nature, whether fixed, accrued, or unmatured, and any reserves or charges, determined in accordance with sound accounting practice, for any or all thereof, whether for taxes, including estimated taxes or unrealized book profits, expenses, contingencies or otherwise) and reasonable approximation of brokers' commission, taxes, stock transfer fees and other costs which would be incurred in liquidating all of the property and assets of the corporation.

       In determining the total appraised value of all the property and assets of the corporation:

       (a) Securities owned shall be valued at market value, or in the absence of readily available market quotations at fair value, both as determined pursuant to methods approved by the Board of Directors and in accordance with applicable statutes and regulations.

       (b) Dividends declared but not yet received, or rights, in respect of securities which are quoted ex-dividend or ex-rights, shall be included in the value of such securities as determined by or pursuant to the direction of the Board of Directors on the day the particular securities are first quoted ex-dividend or ex-rights, and on each succeeding day until the said dividends or rights are received and become part of the assets of the corporation.

       (c) The value of any other assets of the corporation (and any of the assets mentioned in paragraphs (a) or (b), in the event of a national financial emergency determined to be such by the Board of Directors, in their discretion) shall be determined in such manner as may be approved from time to time by or pursuant to the direction of the Board of Directors.

       The liquidation value of each share of the Common Stock of the corporation shall be determined by dividing the total liquidation value of the property and assets of the corporation by the total number of shares of its Common Stock then issued and outstanding, including any shares sold by the corporation up to and including the date as of which such liquidation value is to be determined whether or not certificates therefor have actually been issued. In case the liquidation value of each share so determined shall include a fraction of one cent, such liquidation value of each share shall be adjusted to the nearest full cent.

       2. To the extent permitted by law, and except in the case of a national financial emergency determined to be such by the Board of Directors in their discretion, the corporation shall repurchase shares of its Common Stock from its stockholders upon request of the holder thereof received by the corporation or its designated agent during business hours of any business day, provided such request be followed promptly by surrender of the certificate or certificates for such shares in form for transfer, together with such proof of the authenticity of signatures as may be reasonably required by, or pursuant to the direction of the Board of Directors of the corporation, and accompanied by proper stock transfer stamps. Shares repurchased upon any such request shall be purchased by the corporation at a price not less than the liquidation value of such shares determined in the manner provided in Paragraph (1) of this Article Tenth, as of the close of business on the day following the day during which such request was received by the corporation on which the New York Stock Exchange shall be open for trading for its entire business day, unless the corporation and the holder of such shares shall agree that the purchase price of such shares shall be determined as of the time prior thereto, but which shall not be earlier than the close of business on the day on which the New York Stock Exchange shall have been open for trading during its entire business day preceding the day during which such request shall ave been received by the corporation. If the time so agreed upon for the determining such purchase price shall be an intermediate time other than the close of business on a business day, then the purchase price to be paid for such shares shall be an amount not less than the liquidation value of such shares as of the close of business on the preceding day on which the New York Stock Exchange shall be open for trading for its entire business day, plus or minus such amount, if any, as the corporation shall estimate properly to reflect the fluctuation in the value of the corporation's assets between the close of business on such preceding day and the time so agreed upon, as measured by the Dow-Jones Averages, or other similar market averages. In no case shall the price paid by the corporation for such repurchased shares exceed the proportionate interests of the shares of stock in the assets of the corporation, which shall be defined as the value per share of the corporation's assets, appraised as set forth in Paragraph (1) above, less all liabilities, but without making deduction for brokers' commissions, taxes, stock transfer fees and other costs which would be incurred in liquidating all of the property and assets of the corporation.

       After receipt of any such request from a stockholder, the corporation shall mail to such stockholder a written confirmation of the repurchases of such shares, which shall state the number of shares to be repurchased by the corporation, the time as of which the purchase price of such shares is to be determined, and the purchase price of such shares.

       Payments for shares of its Common Stock so repurchased by the corporation shall be made in cash, except in the event that the Board of Directors shall adopt a special resolution (notice of which shall be given forthwith to all stockholders of the corporation in the manner provided in the By-Laws) authorizing, during such period of time as the board may fix, payment of such shares by the delivery to stockholders whose shares shall be repurchased by the corporation of any assets of the corporation of a value equivalent to the purchase price of the shares of its Common Stock so purchased by the corporation, or, at the option of the corporation, by the payment to such stockholder of such equivalent value partly in cash and partly by the delivery of such assets. The value of any part of such purchase price paid by the delivery of assets of the corporation shall be determined as provided in sub-paragraphs (a), (b) and (c) of paragraph (1) of this Article Tenth. In order to avoid delivering securities in kind in unreasonably small denominations (that is, less than ten shares in the case of stocks and $1,000 principal amount in the case of bonds, etc.) the corporation may adjust any interest in any security so to be delivered to any such stockholder to somewhat more or less than such stockholder's arithmetical proportion of such security, and may adjust fractional differences in cash or in securities, and any such adjustment made by the corporation in good faith shall be binding upon such stockholder and upon all other stockholders of the corporation, past, present or future.

       Payment for shares of its Common Stock so repurchased by the corporation shall be made by the corporation as provided above within three business days on which New York Stock Exchange shall be open for trading during its entire business day after the receipt of the request from a stockholder for the purchase of such shares, but in any event within sixty days after the receipt of such request by the corporation; provided, however, that if payment shall be made by delivery of assets of the corporation, as provided above, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers or such securities are to be delivered may be made, but not necessarily within such sixty day period. Anything contained in this paragraph to the contrary notwithstanding, the corporation shall not be required to make payment for any shares so repurchased unless and until the stockholder requesting such purchase shall have surrendered the certificate or certificates for such shares in form for transfer and accompanied by proper stock transfer stamps, as set forth above.

       The right of any holder of shares of the Common Stock of the corporation to receive dividends thereon and all other rights of such stockholder with respect to the shares so repurchased by the corporation shall cease and determine from and after the time as of which the purchase price of such shares shall be fixed, as provided above, except the right of such stockholder to receive payment for such shares as provided for herein. Payment for shares of its Common Stock so repurchased by the corporation, either in cash or by delivery of assets of the corporation as provided for above, shall be binding and effective, upon receipt and acceptance thereof by any stockholder whose shares shall be repurchased by the corporation, as a discharge and release, as of the time when the purchase price of such shares shall be fixed, as provided above, to the corporation, to the Board of Directors, and to all holders of other shares of the Common Stock of the corporation, past, present and future, in respect of any liability hereunder, except for willful misfeasance, gross negligence or fraud.

       3. Any determination made in good faith by or pursuant to the direction of the Board of Directors as to the amount of the assets, debts, obligations or liabilities of the corporation, as to the amount of any reserves or charges, determined in accordance with sound accounting practice, and set up on the books of the corporation, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged), as to the price or closing bid price of any security, as to the value of any security or other asset of the corporation, as to the reasonable approximation of brokers' commissions, taxes, stock transfer fees and other costs which would be incurred upon liquidation of the property and assets of the corporation, or as to any other matters relating to the issue, sale, purchase, repurchase or other acquisition or disposition of securities or other assets or shares of the Common Stock of the corporation, shall be final and conclusive, and shall be binding upon the corporation and all holders of its shares, past, present and future, and shares of the Common Stock of the corporation shall be issued and sold on the condition and understanding, evidenced by acceptance of certificates for such shares, that any and all such determinations shall be binding as aforesaid. All reserves and all funds or accounts remaining as reserves or as reserved funds or accounts after the determination of the liquidation value of any shares of the Common Stock of the corporation purchased by the corporation as provided in paragraph (2) of the Article Tenth, if and when the Board of Directors in its discretion shall determine that the retention of any such reserve or reserved funds or accounts shall no longer be necessary or advisable, shall be reversed, or paid or transferred into the general funds or asset accounts of the corporation or any other holders of the shares of its Common Stock, past, present or future, to the former holders of any such shares of the Common Stock of the corporation which have been repurchased by the corporation may enter on its books after the date as of which the corporation may enter on its books after the date as of which the liquidation value of any shares of its Common Stock repurchased by the corporation as provided in paragraph (2) of this Article Tenth shall have been determined, which in good faith have not theretofore been carried on the books of the corporation as an asset, shall be so entered without any liability in respect thereof by the corporation, or any of the holders of the shares of its Common Stock, past, present or future, to the former holders of such shares of the Common Stock of the corporation which have been repurchased by the corporation as provided in paragraph (2) of this Article Tenth.

       4. Anything contained in these Articles of Incorporation to the contrary notwithstanding, the corporation shall not purchase securities of any one individual, association, private corporation, public corporation or government (except bonds or other obligations of the United States of America and its own capital stock) in excess of ten percent (10%) of the total property and assets of the corporation; and as long as the investments of the corporation in the securities of any one individual, association, private corporation, public corporation or government (except bonds or other obligations of the United States of America and is own capital stock) shall amount to ten percent (10%) of the total property and assets of the corporation, no further investments in the securities of such individual, association, private corporation, public corporation or government shall be made.

       5. The corporation shall not purchase or acquire any property from any of its directors or officers, or from any partnership of which any of its directors or officers shall be a member, or from any association or corporation of which any one or more of its directors or officers shall own twenty-five percent (25%) or more of the outstanding shares of the capital stock or of the beneficial interest therein, nor shall the corporation acquire any securities issued by any such association or corporation.

       6. Meetings of stockholder may be held without the State of Maryland, if the By-Laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Maryland at such place or places as may be from time to time designated by the Board of Directors.

       7. Notwithstanding any of the powers hereinbefore granted, the corporation shall not acquire control of or operate any business other than that of an investment company, except insofar as this may be deemed necessary to protect investments already made; not shall it acquire an interest in or purchase any securities of any business enterprise (not the business of an investment company) whose securities do not have an established public market.

       8. The corporation shall not sell any security or other property which it shall not own at the time of sale, or for the acquisition of which it shall not have at the time of sale option or agreement acquired in the operation of its business as an investment company.

       9. The corporation shall make no loans, whether of cash or of other assets of the corporation, to any of its officers, directors, or employees, or to any other person concerned in the management of the corporation, or to any partnership or association in which any of its officers, directors, or employees is a partner, or to any corporation of which any one or more its officers, directors, or employees own in the aggregate ten percent (10%) or more of the stock or beneficial interest.

       ELEVENTH: Subject to the Investment Company Act of 1940, as amended, the
       --------
  corporation may take or authorize any action upon the concurrence of such proportion of votes entitled to be cast thereon as specified in the by-laws of the corporation, notwithstanding any provisions of the Maryland General Corporation Law requiring a greater proportion, provided that such provisions of law allow a corporation to act by a lesser proportion.

            IN WITNESS WHEREOF, the undersigned incorporator of Decatur Income Fund, Inc. who executed the foregoing Articles of Incorporation hereby acknowledged the same to be his act and further acknowledge that, to the best of his knowledge the matters and facts set forth therein are true and all material respects under the penalties of perjury.

  Dated the 4th day of March, 1983.

  /s/George M. Chamberlain, Jr.
  -----------------------------
  George M. Chamberlain, Jr.